SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

ORCHID BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Item 5. Other Events.

On February 27, 2004, Orchid BioSciences, Inc. publicly disseminated a press release announcing that it had entered into definitive agreements for and expected to close a $30.3 million private placement. The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Form of Warrant, dated February 27, 2004, to be issued to investors.
10.1	Form of Securities Purchase Agreement, dated February 26, 2004, between Orchid BioSciences, Inc. and the Purchasers.
99.1	Press release, dated February 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHID BIOSCIENCES, INC. (Registrant)

Date: March 8, 2004	By:	/s/ Michael E. Spicer
	Name:	Michael E. Spicer
	Title:	Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant, dated February 27, 2004, to be issued to investors.

10.1	Form of Securities Purchase Agreement, dated February 26, 2004, between Orchid BioSciences, Inc. and the Purchasers.

99.1	Press release, dated February 27, 2004.